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                                                                    EXHIBIT 99.1
[INTERVOICEBRITE LOGO]                                             PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS
InterVoice-Brite, Inc.
Rob-Roy J. Graham
Chief Financial Officer
+1 (972) 454-8712

23-02

                INTERVOICE-BRITE CLOSES SALE OF WICHITA FACILITY

DALLAS, TEXAS, MAY 31, 2002 - InterVoice-Brite (NASDAQ:INTV) is pleased to announce that the sale of its Wichita, Kansas, facility has been completed. Proceeds from the sale were approximately $2 million and have been used to reduce the Company's borrowings under its revolving line of credit to approximately $4 million. Please see the Company's Form 8-K filed May 29, 2002 with the Securities and Exchange Commission for a full description of the transaction.

ABOUT INTERVOICE-BRITE

InterVoice-Brite is a leading global provider of voice-enabled information solutions, collaboration and e-business applications and outsourcing services for enterprises and network service providers. The Company operates in two global divisions, each focusing on a separate marketplace. iVB Network Solutions provides prepaid services, voicemail, unified messaging, short messaging services (SMS), service platforms and speech-enabled applications for network operators marketed under the Omvia(TM) product name. iVB Enterprise Solutions' OneVoice(R) product family offers speech-enabled IVRs, multimedia portals, interactive alerts and wireless application gateways that enable enterprises to provide valued information to partners, customers and employees. Both divisions also provide their products and services on an outsourcing basis as an Application Service Provider. For more information, visit www.intervoice-brite.com.